AMENDED SCHEDULE A
to the Investment Advisory and
Administration Agreement
for Schwab Capital Trust

Fund
Effective Date
Schwab International Index Fund
July 21, 1993
Schwab Small-Cap Index Fund
October 14, 1993
Schwab MarketTrack Growth Portfolio
(formerly known as Schwab Asset Director-
High Growth Fund)
September 25, 1995
Schwab MarketTrack Balanced Portfolio
(formerly known as Schwab Asset Director-
Balanced Growth Fund)
September 25, 1995
Schwab MarketTrack Conservative Portfolio
(formerly known as Schwab Asset Director-
Conservative Growth Fund)
September 25, 1995
Schwab S&P 500 Fund
February 28, 1996
Schwab Analytics Fund
May 21, 1996
Schwab MarketManager International Portfolio
(formerly known as Schwab OneSource Portfolios
-International)
September 2, 1996
Schwab MarketManager Growth Portfolio
 (formerly known as Schwab OneSource Portfolios-
Growth Allocation)
October 13, 1996
Schwab MarketManager Balanced Portfolio
(formerly known as Schwab OneSource Portfolios-
Balanced Allocation)
October 13, 1996
Schwab MarketManager Small Cap Portfolio
(formerly known as Schwab OneSource Portfolios-
Small Company)
August 3, 1997
Schwab Market Track All Equity Portfolio
 (formerly known as Schwab Asset Director-
Aggressive Growth Fund)
April 16, 1998

	SCHWAB CAPITAL TRUST

	By: 	/s/ William J. Klipp
	Name:	William J. Klipp
	Title:	Trustee, Executive Vice
		President and Chief Operating
		 Officer

	CHARLES SCHWAB INVESTMENT
	MANAGEMENT, INC.

	By:   	/s/ Stephen B. Ward
	Name:	Stephen B. Ward
	Title:	Senior Vice President and Chief
Investment Officer

	AMENDED SCHEDULE B
to the Investment Advisory and
Administration Agreement
for Schwab Capital Trust

	ADVISORY FEE SCHEDULE
The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:


Fund
Fee
Schwab International Index Fund
Seventy one-hundredths of one percent (0.70%)
 of the Fund's average daily net assets not in excess
of $300,000,000 and sixty one-hundredths of one
percent (0.60%) of such assets over $300,000,000
Schwab Small-Cap Index Fund
Fifty one-hundredths of one    percent (0.50%) of the
Fund's average daily net assets not in excess of
 $300,000,000 and forty-five one-hundredths of one percent (0.45%) of such assets over $300,000,000

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset Director-High Growth Fund)
Seventy-four one-hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one-hundredths of one percent
 (0.69%)of such net assets over $1 billion, but not more than $2 billion; and sixty-four one-hundredths of one percent (0.64%) of such net assets over $2 billion
Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director-Balanced Growth
Fund)
Seventy-four one-hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of
 $1 billion; sixty-nine one-hundredths of one percent (0.69%)of such net assets over $1 billion, but not more than $2 billion; and sixty-four one-hundredths of one percent (0.64%) of such net assets over $2 billion
Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset Director-Conservative
Growth Fund)
Seventy-four one-hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of
 $1 billion; sixty-nine one-hundredths of one percent
(0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one-hundredths of one percent (0.64%) of such net assets over $2 billion
Schwab S&P 500 Fund
Thirty-six one-hundredths of one percent (0.36%) of the
 Fund's average daily net assets not in excess of $1 billion; thirty-three one hundredths of one percent (0.33%) of such net assets over $1 billion, but not more than $2 billion;
and thirty-one one hundredths of one percent (0.31%) of such net assets over $2 billion.
Schwab Analytics Fund
Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one hundredths of one percent
(0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion. Schwab MarketManager International Portfolio (formerly known as Schwab OneSource Portfolios-International) Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion;sixty-nine one hundredths of one percent (0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion.
Schwab MarketManager Growth Portfolio (formerly known as Schwab OneSource Portfolios-Growth
Allocation)
Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one hundredths of one percent
 (0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion. Schwab MarketManager Balanced Portfolio (formerly known as Schwab OneSource Portfolios-Balanced
Allocation)
Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one hundredths of one percent
(0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion. Schwab MarketManager Small Cap Portfolio (formerly known as Schwab OneSource Portfolios-Small
Company)
Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one hundredths of one percent
 (0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion. Schwab Market Track All Equity Portfolio (formerly known as Schwab Asset Director-Aggressive Growth
Fund)
Seventy-four one hundredths of one percent (0.74%) of the Fund's average daily net assets not in excess of $1 billion; sixty-nine one hundredths of one percent (0.69%) of such net assets over $1 billion, but not more than $2 billion; and sixty-four one hundredths of one percent (0.64%) of such net assets over $2 billion.

	SCHWAB CAPITAL TRUST


	By: 	William J. Klipp
	Name:	William J. Klipp
	Title:	Trustee, Executive Vice
		President and
		Chief Operating Officer


	CHARLES SCHWAB INVESTMENT
	MANAGEMENT, INC.


	By:	Stephen B. Ward
	Name:	Stephen B. Ward
	Title:	Senior Vice President and
	Chief Investment Officer
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